EXECUTION VERSION
LOCK-UP AGREEMENT
This LOCK-UP AGREEMENT (this “Agreement”), dated as of August 2, 2019, is entered into by and among SEACOR Holdings Inc., a Delaware corporation (“SEACOR”), and ACP III Tankers, LLC, a Delaware limited liability company (“Seller”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement (as defined below).
WHEREAS, SEACOR Tankers II LLC, a Delaware limited liability company (“Acquiror”), SEACOR and Seller have entered into a Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, among other things, Acquiror, an indirect, wholly-owned subsidiary of SEACOR, will acquire Seller’s equity interests in SEA-Vista I, LLC, a Delaware limited liability company (“SEA-Vista I”), SEA-Vista II, LLC, a Delaware limited liability company (“SEA-Vista II”), and SEA-Vista III LLC, a Delaware limited liability company (“SEA-Vista III” and, together with SEACOR Tankers, SEA-Vista I and SEA-Vista II, the “SEA-Vista Entities”);
WHEREAS, pursuant to the Purchase Agreement, SEACOR has agreed to issue to Seller 1,500,000 shares of common stock of SEACOR, par value $0.01 per share (“SEACOR Common Stock”); and
WHEREAS, as a condition to the willingness of Acquiror, Seller and the SEA-Vista Entities to enter into the Purchase Agreement, Acquiror has required that Seller, and as an inducement and in consideration therefor, and Seller has agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
STANDSTILL

Section 1.01Standstill. During the Standstill Period (as defined below), Seller shall not, and shall not permit any of its Affiliates (other than Affiliates engaged in Non-Private Equity Business) to, directly or indirectly, without the prior written consent of SEACOR:

(a)acquire, agree to acquire or make any public proposal to acquire, directly or indirectly, beneficial ownership of SEACOR Common Stock, or securities of the SEACOR that are convertible into SEACOR Common Stock (other than (i) the delivery of shares of SEACOR Common Stock pursuant to the Purchase Agreement or (ii) the acquisition of shares of SEACOR Common Stock or other securities of SEACOR as a result of any stock splits, stock dividends or other distributions or recapitalizations or offerings made available by SEACOR to holders of SEACOR Common Stock, including rights offerings), or enter into any contract, arrangement, understanding or relationship (other than the Purchase Agreement) which gives Seller or any of its Affiliates the economic equivalent of ownership of SEACOR Common Stock due to the fact that the value of the derivative is explicitly determined by reference to the price or value of SEACOR Common Stock or of any interest therein, or otherwise enter into a derivative transaction with respect to SEACOR Common Stock;
(b)deposit any shares of SEACOR Common Stock in a voting trust or similar arrangement or subject any shares of SEACOR Common Stock to any voting agreement, pooling arrangement or similar arrangement or grant any proxy with respect to any shares of SEACOR Common Stock (other than to SEACOR or a person specified by SEACOR in a proxy card provided to stockholders by or on behalf of SEACOR);
(c)enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, tender offer, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving SEACOR or any of its subsidiaries;
(d)make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote, or advise or knowingly influence any person with respect to the voting of, any voting securities of SEACOR or its subsidiaries;
(e)call, or seek to call, a meeting of the stockholders of SEACOR or initiate any stockholder proposal for action by stockholders of SEACOR;
(f)otherwise act, alone or in concert with others (other than among Seller and its Affiliates, and their respective directors, officers, managers, employees and representatives), to seek to control or influence the management or the policies of SEACOR;
(g)publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;
(h)advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing;
(i)propose, seek or request permission to do any of the foregoing, request to amend or waive any provision of this Section 1.01 (including, without limitation, this clause (i)), make or seek permission to make any public announcement with respect to any of the foregoing or take any action that such person reasonably believes will require SEACOR to make a public announcement regarding the possibility of a business combination, merger or other type or transaction described above; or
(j)form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of SEACOR in connection with any of the forgoing;
Notwithstanding the foregoing provisions of this Section 1.01, the foregoing provisions shall not, and are not intended to, (x) prohibit Seller or its Affiliates from privately communicating with, including making any offer or proposal to, the Board of Directors of SEACOR or (y) restrict in any manner how Seller or its Affiliates vote their SEACOR Common Stock or other SEACOR securities.
For the purposes of this Section 1.01, “Non-Private Equity Business” shall mean any business or investment of Avista Capital Holdings, LP (“Avista”) and its Affiliates distinct from the private equity business of Avista and its Affiliates; provided, that such business or investment shall not be deemed to be a “Non-Private Equity Business” if and at such time that (a) any confidential information with respect to SEACOR or its subsidiaries is made available to any officers, directors or employees of such business or investment or (b) Seller, or any of its Affiliates that are subject to the restrictions of this Section 1.01, directly or indirectly instructs any such business or investment to take any action that would violate any provision of this Agreement had such action been taken directly by Seller.
Section 1.02Standstill Period. For purposes of the foregoing, “Standstill Period” shall mean the period from the date hereof until the first date on which Seller and its Affiliates no longer beneficially own shares of SEACOR Common Stock representing 5% or more of the outstanding shares of SEACOR Common Stock.
ARTICLE II.
LOCK-UP; OFFERING
Section 2.01 Lock-Up. Subject to Section 2.02 below, Seller hereby agrees that from the date hereof until February 2, 2021 (the “Lock-Up Period”), Seller shall not without the prior written consent of SEACOR (which consent may be withheld at SEACOR’s sole discretion) directly or indirectly: (a) transfer, sell, assign, gift, hedge, pledge, distribute, dividend or otherwise dispose of (collectively, “Transfer”) the Locked-Up Securities or any security convertible into or exchangeable for such Locked-Up Securities, (b) enter into any contract with respect to any Transfer of the Locked-Up Securities or any interest therein (including any short sale), or grant any option to purchase or otherwise dispose of or enter into any Hedging Transaction (as defined below) relating to the Locked-Up Securities, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Locked-Up Securities except to the extent consistent with this Agreement or (d) deposit or permit the deposit of the Locked-Up Securities into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Locked-Up Securities. The foregoing restrictions are expressly intended to preclude Seller from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Transfer of any Locked-Up Securities or the economic consequences of ownership of the Locked-Up Securities, even if the Locked-Up Securities would be Transferred by someone other than Seller. For purposes of this Agreement, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Locked-Up Securities. Notwithstanding the foregoing, during the Lock-Up Period the Seller may, Transfer Locked-Up Securities (i) by operation of law or (ii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the SEACOR Common Stock, as applicable, involving a change of control of SEACOR and not resulting from or involving a breach of Article I.

Section 2.02 Distribution. Notwithstanding anything to the contrary in Section 1.01, Section 2.01 or Section 2.05, from and after November 1, 2019, Seller may distribute the Locked-Up Securities to its limited partners, members or stockholders. For the avoidance of doubt, such limited partners, members or stockholders shall not be subject to the restrictions set forth in Section 2.01 or the obligations set forth in Section 2.05.
Section 2.03 Locked-Up Securities. For purposes of this Article II, “Locked-Up Securities” means (a) on or prior to February 2, 2020, any SEACOR Common Stock, (b) after February 2, 2020 but on or prior to August 2, 2020, 1,000,000 shares of SEACOR Common Stock and (c) after August 2, 2020 but on or prior to the end of the Lock-Up Period, 500,000 shares of SEACOR Common Stock.
Section 2.04 Null and Void. Any Transfer or attempted Transfer of Locked-Up Securities in violation of Section 2.01 shall, to the fullest extent permitted by law, be null and void ab initio, and SEACOR shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of SEACOR.
Section 2.05 Secondary Offering. For so long as Seller and its Affiliates own SEACOR Common Stock, Seller agrees, at the request of SEACOR, to reasonably consider cooperating with SEACOR in connection with a secondary offering of SEACOR Common Stock at a price at or above $48.02 per share (net of any placement fees), including by entering into or and/or delivering any agreements and instruments that are reasonable and customary for such a transaction; provided, that nothing in this Section 2.05 shall restrict the ability of Seller to distribute the SEACOR Common Stock in accordance with Section 2.02. Seller shall be responsible for placement fees attributable to the sale of its shares of SEACOR Common Stock in such an offering.
ARTICLE III.
MISCELLANEOUS
Section 3.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or email or sent by a nationally recognized overnight courier service, in each case, in accordance with the provisions of the Purchase Agreement,.
Section 3.02 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 3.03 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 3.04 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the law of any other jurisdiction. Each of the parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement (each a “Delaware Court”), and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any legal action or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such legal action or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such legal action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such legal action or proceeding in the manner provided in Section 3.01 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SEACOR OR SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
Section 3.05 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.
Section 3.06 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.
Section 3.07 Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.08 Specific Performance. The parties hereto agree that SEACOR would be irreparably damaged if for any reason Seller fails to perform any of its obligations under this Agreement and that SEACOR may not have an adequate remedy at law for money damages in such event. Accordingly, SEACOR shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.
Section 3.09 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 3.10 No Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
Section 3.11 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to perform their respective obligations as expressly set forth under this Agreement.
Section 3.12 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) the words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the use of the word “or” shall not be exclusive unless expressly indicated otherwise; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (d) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, (e) words denoting either gender shall include both genders as the context requires; (f) where a word or phrase is defined herein or in the Merger Agreement, each of its other grammatical forms shall have a corresponding meaning; (g) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement; (h) time is of the essence with respect to the performance of this Agreement; (i) the word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns; (j) a reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; and (k) the word “will” shall be construed to have the same meaning and effect as the word “shall.”
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
ACP III TANKERS LLC

By: /s/ Ben Silbert
Name: Ben Silbert
Title: Authorized Signatory

SEACOR HOLDINGS INC.

By: /s/ William C. Long
Name: William C. Long
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

[Signature page to Lock-Up Agreement]